EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Avid Technology, Inc.
Burlington, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-42569, 333-56631, 333-60181, 333-73321, 333-87539, 333-33674, 333-37952, 333-48338, 333-48340, 333-64016, 333-75470, 333-151202, 333-200139, 333-218677, 333-225279) of Avid Technology, Inc. of our reports dated March 9, 2020, relating to the consolidated financial statements, and the effectiveness of Avid Technology, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Boston, Massachusetts

March 9, 2020